Exhibit 10.11

TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE BREAD FINANCIAL
2024 OMNIBUS INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), made as of [GRANT DATE] (the “Grant Date”) by and between Bread Financial Holdings, Inc. (the “Company”) and [PARTICIPANT NAME] (the “Participant”) who is an employee of the Company or one of its Affiliates, evidences the grant by the Company of an award of restricted stock units (the “Award”) to the Participant and the Participant’s acceptance of the Award in accordance with the provisions of the Bread Financial 2024 Omnibus Incentive Plan (the “Plan”). The Company and the Participant agree as follows:

1.    Basis for Award. The Award is made under the Plan pursuant to Section 6(e) thereof.

2.    Award.

(a)    The Company hereby awards to the Participant, in the aggregate, [SHARES GRANTED] Restricted Stock Units which shall be subject to the conditions set forth in the Plan and this Agreement.

(b)    Restricted Stock Units shall be evidenced by an account established and maintained for the Participant, which shall be credited for the number of Restricted Stock Units granted to the Participant. By accepting this Award, the Participant acknowledges that the Company does not have an adequate remedy in damages for the breach by the Participant of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Participant issued by any court having jurisdiction.

(c)    Except as provided in the Plan or this Agreement, in the event of a Participant’s termination of Service (as provided in Section 4 of this Agreement) prior to vesting (as provided in Section 3 of this Agreement), the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to Stock or cash underlying the Award shall immediately terminate without any payment or consideration by the Company.

(d)    Dividend Equivalent Rights. If the Company pays any cash dividend on its outstanding Stock for which the record date occurs after the Grant Date, the Committee will credit the Participant’s account as of the dividend payment date in an amount equal to the cash dividend paid on one share of Stock multiplied by the number of Restricted Stock Units under this Agreement that have not been settled as of that record date (“Dividend Equivalents”). Such Dividend Equivalents will be subject to the vesting requirements of Section 3 of this Agreement below, and no Dividend Equivalents will vest or be paid to the Participant unless and until the corresponding Restricted Stock Unit vests and is settled.

(e)    Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any Restricted Stock Unit until he or she shall have become the holder of record of such Stock, and except as otherwise provided in this Agreement or the Plan, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

3.    Vesting; Settlement. Subject to Sections 2 and 4 of this Agreement, the Award will vest with respect to (a) 33% upon the day of the first anniversary of the Grant Date; (b) an additional 33% upon the day of the second anniversary of the Grant Date; and (c) the final 34% upon the day of the third anniversary of the Grant Date (each, a “Vesting Date”), subject to the Participant’s continuous Service through the applicable Vesting Date. “Service,” for purposes of this Agreement, shall mean service by the Participant as an employee or director of, or consultant to, the Company or any of its Affiliates. Subject to Section 19 of this Agreement, within 30 days following the earliest of (i) the applicable Vesting Date, (ii) a vesting event provided under Section 6(a) or 6(b), to the extent the transaction resulting in a Change in Control constitutes a “change in control event” within the meaning of Section 1.409A–3(i)(5) of the Treasury Regulations, and (iii) the Participant’s death, vested Restricted Stock Units shall be paid in Stock and cash in the amount of any Dividend Equivalents credited to the Participant’s account with respect to such shares of Stock. The Committee shall cause the Stock to be electronically delivered to the Participant’s electronic account with respect to such Stock free of all restrictions. Pursuant to Section 11 of this Agreement, the cash and/or the number of shares delivered shall be net of the amount of cash and/or the number of shares withheld for satisfaction of Tax-Related Items (as defined below), if applicable.

4.    Termination of Employment.

(a)    Forfeiture Upon Termination. Unless otherwise determined by the Committee (to the extent the Award does not constitute Deferred Compensation (as defined in Section 19(b) of Agreement), as determined by the Committee in its sole discretion) or except as otherwise provided in the Plan or in Sections 4(b), 4(c) and 4(d) below, if the Participant’s Service terminates for any reason, whether or not such termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed, any unvested portion of the Award held by a Participant on the date of termination of Service shall be forfeited. The Participant’s date of termination of Service shall mean the date upon which the Participant’s active Service terminates, regardless of any notice period or period in lieu of notice of termination of employment or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of a written employment or service agreement, if any. The Committee shall have the exclusive discretion to determine when the Participant’s active Service terminates for purposes of this Award (i.e., when the Participant has ceased active performance of services for purposes of vesting in this Award), including whether a leave of absence constitutes a termination of Service for purposes of this Award.

(b)    Termination Due to Qualifying Retirement. If the Participant’s Service terminates by reason of a Qualifying Retirement after the date that is six (6) months following the Grant Date, the Participant shall continue to vest in the unvested portion of the Award eligible to vest on each Vesting Date following the date of termination (in accordance with the schedule set forth in Section 3 hereof) without regard to the requirement that the Participant continue in Service through the applicable Vesting Date. For purposes of this Agreement, “Qualifying Retirement” means a termination of Service by the Participant on or after the date that the Participant has either: (i) attained the age of sixty (60) years and completed a period of 5 years or more of Service; or (ii) attained the age of sixty-five (65) years as of the date of termination. For purposes of the Award, a “Qualifying Retirement” shall not include: (i) a termination by the Company for Cause; (ii) a termination of Service or resignation by the Participant after receiving notice that the Company has elected to terminate Participant’s Service for Cause; (iii) a termination or resignation by the Participant during the pendency of an investigation with respect to the Participant or while the Participant is on a performance improvement plan; or (iv) any other circumstance upon which the Company determines in good faith the Participant is not in good standing at the time of such termination at the sole discretion of the Company.

(c)    Termination Due to Death. If the Participant’s Service terminates by reason of the Participant’s death, the Participant shall become fully vested in all Restricted Stock Units that remain unvested as of the date of such termination.

(d)    Termination Due to Disability. If the Participant’s Service terminates by reason of the Participant’s Disability, the Participant shall continue to vest in the unvested portion of the Award eligible to vest on each Vesting Date following the date of termination (in accordance with the schedule set forth in Section 3 hereof) without regard to the requirement that the Participant continue in Service through the applicable Vesting Date.

5.    Participant. Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Restricted Stock Units and Dividend Equivalents may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6.    Adjustments; Change in Control.

(a)    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number and kind of shares that may be issued in respect of Restricted Stock Units. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles.

(b)    In connection with a Change in Control, the Committee may, in its sole discretion, accelerate the vesting and/or the lapse of restrictions with respect to the Award, provided however, that if the Award constitutes Deferred Compensation (as defined in Section 19(b) below), any acceleration of vesting and/or lapse of restrictions with respect to the Award contemplated in the foregoing shall not be given effect to the extent it would result in the payment of the Award in a manner that would fail to comply with the requirements of Section 409A of the Code. If the Award is not assumed, substituted for an award of equal value, or otherwise continued after a Change in Control, the Award shall automatically vest prior to the Change in Control at a time designated by the Committee. Timing of any payment or delivery of shares of Stock under this provision shall be subject to Section 409A of the Code.

(c)    All outstanding Restricted Stock Units and Dividend Equivalents (if any) that are assumed, substituted for an award of an equal value, or otherwise continued after a Change in Control shall immediately vest upon a termination of Service by the Company or an Affiliate without Cause, within twelve months after a Change in Control.

7.    Clawback.

(a)        Notwithstanding anything in the Plan, in this Agreement or any other agreement to the contrary, as an additional condition of receiving this Award, the Participant agrees that (i) in the event that the Participant breaches any nonsolicitation, noncompetition or confidentiality agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may (A) cancel the Award, in whole or in part, whether or not vested, and/or (B) require such Participant or former Participant to repay to the Company any gain realized or payment or shares received upon the exercise or payment of, or lapse of restrictions with respect to, such Award (with such gain, payment or shares valued as of the date of exercise, payment or lapse of restrictions), and (ii) if any of the Company’s financial statements are required to be restated due to errors, omissions, fraud, or misconduct, the Committee may, in its sole discretion but acting in good faith, direct the Company to recover all or a portion of any Award or any past or future compensation from any Participant or former Participant with respect to any fiscal year of the Company for which the financial results are negatively affected by such restatement, including through cancellation of an Award or repayment of any gain realized (with such gain valued as of the date of exercise, payment or lapse of restrictions). Any cancellation or repayment obligation contemplated under this Section 7(a) shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in shares of Stock or cash or a combination thereof (with the amount of the repayment obligation determined based upon the Fair Market Value of the shares of Stock on the applicable settlement date, but the number of shares of Stock used to satisfy the repayment obligations determined based on the Fair Market Value of the shares of Stock on the date of repayment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant. “Fair Market Value” for purposes of this Agreement means, as of any given date, if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the closing share price for such date as reported in the Wall Street Journal (or other reporting service the Company may deem reliable for such purpose), provided that with respect to any day on which the markets are closed, “Fair Market Value” for that day shall be determined on the immediately preceding available trading day and in the absence of an established market for the Stock, “Fair Market Value” shall be established by the Committee acting in good faith.

(b)    Notwithstanding anything in the Plan, in this Agreement or any other agreement to the contrary, as an additional condition of receiving this Award, the Participant agrees that the Award and any shares of Stock or any benefits or proceeds therefrom will be subject to forfeiture and/or repayment to the Company pursuant to (i) any recovery, recoupment, clawback or similar policy that is in effect as of the Grant Date, as may be amended from time to time, and (ii) any other similar policy adopted after the Grant Date, as may be amended from time to time, to the extent the Committee deems necessary or desirable in order to facilitate compliance with any requirements imposed under applicable law, including the requirements of Section 10D of the U.S. Securities Exchange Act of 1934, Rule 10D-1 thereunder and Section 303A.14 of the New York Stock Exchange Listed Company Manual, or the listing rules of any other such securities exchange on which the Stock is listed or traded.

(c)        The Participant expressly and explicitly authorizes the Company to issue instructions, on behalf of the Participant, to any brokerage firm and/or third party administrator engaged by the Company to hold any shares of Stock and other amounts acquired pursuant to the Award to re-convey, transfer or otherwise return such shares and/or other amounts to the Company upon the Company’s enforcement of Sections 7(a) and 7(b) above.

8.    Compliance with Law. Notwithstanding any of the provisions in this Agreement or in the Plan, the Company will not be obligated to issue or deliver any Stock to the Participant hereunder, if the exercise thereof or the issuance or delivery of such Stock shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the U.S. Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance or delivery of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

9.    No Right to Continued Service. Nothing in this Agreement or in the Plan shall be construed as giving the Participant, any employee or other person the right to continue in Service of the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s continued Service, or any employee’s or other person’s Service at any time. The Participant acknowledges and agrees that the continued

vesting of the Restricted Stock Units granted hereunder is premised upon attainment of the conditions set forth herein and vesting of such Restricted Stock Units shall not accelerate upon Participant’s termination of Service, unless specifically provided for herein.

10.    Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

(a)    Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement and agrees to be bound by their terms and conditions. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

(b)    Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

(c)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Stock. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan or this Award.

11.    Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Affiliate that employs the Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Stock acquired pursuant to the Award and the receipt of any Dividend Equivalents; and (b) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Participant has become subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) requiring a cash payment from the Participant; (ii) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer, (iii) withholding from the proceeds of the sale of Stock acquired pursuant to the Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); and/or (iv) withholding from the shares of Stock subject to the Restricted Stock Units, provided, however, that if the Participant is a Section 16 officer of the Company under the Securities Exchange Act of 1934, as amended (“Exchange Act”), then the Participant may elect the form of withholding from the alternatives above in advance of any tax withholding event, and in the absence of the Participant’s timely election, the Company will withhold in shares of Stock (other than U.S. Federal Insurance Contribution Act taxes or other Tax-Related Items that become payable in a year prior to the year in which shares of Stock are issued upon settlement of the Restricted Stock Units), or the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) may determine that a particular method be used to satisfy any withholding obligations for Tax-Related Items.

The Company may withhold or account for Tax-Related Items by considering statutory or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, the Participant is deemed, for tax purposes, to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

The Company may refuse to issue or deliver the Stock, the proceeds of the sale of Stock or cash in the amount of any Dividend Equivalents if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

12.    Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to Participant’s address as recorded in the records of the Company.

13.    Governing Law; Choice of Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of Collin County, Texas, or the federal courts for the United States for the Eastern District of Texas, where this grant is made and/or to be performed.

14.    Electronic Transmission and Participation. The Company reserves the right to deliver any notice or Award by email in accordance with its policy or practice for electronic transmission and any written Award or notice referred to herein or under the Plan may be given in accordance with such electronic transmission policy or practice. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company.

15.    Country-Specific Provisions. The Award shall be subject to any special terms and conditions set forth in the appendix to this Agreement for the Participant’s country (the “Appendix”). Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

16.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, or the Award, or on the Restricted Stock Units and on any Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by the Participant or any other Participant.

19.    Section 409A. Notwithstanding any other provision of the Plan or this Agreement, the following provision shall apply if the Participant is subject to taxation under the laws of the United States.

(a)    It is intended that the Restricted Stock Units shall comply with Section 409A of the Code, and any ambiguities herein will be interpreted with this intention. The Committee reserves the right (but shall not be obligated), to the extent the Committee deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that the Restricted Stock Units comply with Section 409A of the Code or to mitigate any additional taxes, interest, penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical; provided, however, that the Company does not guarantee that compensation payable under this Agreement will be exempt from or compliant with Section 409A of the Code and does not guarantee that the compensation payable hereunder will not be subject to any taxes, interest, penalties or other adverse tax consequences under Section 409A of the Code. Nothing in this Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any amounts paid under this Agreement.

(b)    Additional Payment Requirements Applicable to Award. Restricted Stock Units that constitute non-qualified deferred compensation subject to Section 409A of the Code (“Deferred Compensation”) and are payable on, or a date that is by reference to, the date of the Participant’s termination of Service shall not be paid on such date unless the termination of Service constitutes a “separation from service” within the meaning of Section 409A of the Code, and if the Participant is a “specified employee” within the meaning of Section 409A of the Code on the date the Participant experiences a separation from service, then the Restricted Stock Units shall instead be paid on the first business day of the seventh month following the Participant’s separation from service, or, if earlier, on the date of the Participant’s death, to the extent such delayed payment is required in order to avoid a prohibited distribution under Section 409A of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BREAD FINANCIAL HOLDINGS, INC.

By: _____________________________
Joseph L. Motes, III
Executive VP, Chief Administrative Officer,
General Counsel and Secretary

PARTICIPANT

_________________________________
[PARTICIPANT NAME]

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